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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Prospectus Supplements dated May 15, 1997 to the prospectus contained in the registration statement on Form S-3 (File No. 333-19291) and the Abbreviated Registration Statement on Form S-3 of our report dated February 27, 1997 on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in Jacor Communications, Inc.'s Annual Report on Form 10-K, and of our report dated February 28, 1997, on our audits of the combined financial statements of EFM Media Management, Inc., EFM Publishing, Inc., and PAM Media, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in Jacor Communications, Inc.'s Current Report on Form 8-K dated March 21, 1997, as amended on March 26, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Cincinnati, Ohio
May 15, 1997